UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2011

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

870 Haliimaile Road, Makawao, Maui, Hawaii, 96768-9768

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.               Costs Associated with Exit or Disposal Activities

On April 1, 2011, Troon Golf of Scottsdale, Arizona will assume the management of the Kapalua Plantation and Bay Golf Courses (the “Golf Courses”).  As a result of Troon’s assumption of the management of the Golf Courses, Maui Land & Pineapple Company, Inc. (the “Company”) anticipates that, as of March 31, 2011, it will terminate the employment of a number of its employees affected by the management change.  The impact of the change in management of the Golf Courses is currently being evaluated by the Company and the total number of employees that will be affected is uncertain.

Under the provisions of the U.S. Department of Labor Worker Adjustment and Retraining Notification Act (“WARN”), on January 25, 2011, the Company notified each of its employees of the upcoming change in management of the Golf Courses and its potential impact on their employment status.

At this time, the Company is unable to reasonably estimate the charges or cash expenditures associated with the change in management of the Golf Courses.

Forward-Looking Statements

Any statement contained in this Current Report on Form 8-K that refers to events that may occur in the future or other non-historical matters are forward-looking statements.  These forward-looking statements are based on the Company’s expectations as of the date of this report and are subject to risks and uncertainties that could cause actual results to differ materially from current expectations.  Actual results could differ materially from those projected in the forward-looking statements as a result of the following factors, among others:  the ability of Troon Golf to successfully assume the management of the Golf Courses, issues arising during the transition of management of the Golf Courses, the direct and indirect impact that the change in management of the Golf Courses may have on other areas of the Company’s operations, and such other risks and uncertainties as detailed from time to time in the Company’s public filings with the U.S. Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.  The Company assumes no obligation and does not intend to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: January 31, 2011	By:	/S/ Tim T. Esaki
Tim T. Esaki
Chief Financial Officer